UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

ADVANCED DRAINAGE SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio		43026
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 658-0050

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2020, Advanced Drainage Systems, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders, as further described in Item 5.07 below, at which the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) (1) to declassify the Board of Directors over a three-year period and provide that directors elected on or after the 2021 annual meeting serve for one-year terms and (2) to eliminate provisions requiring supermajority stockholder approval to amend certain provisions of the Certificate of Incorporation and to amend the Company’s Second Amended and Restated Bylaws (the “Bylaws”). These amendments to the Certificate of Incorporation became effective upon the Company’s filing of the Certificate of Amendment to Certificate of Incorporation with the Secretary of State of Delaware on July 24, 2020. A copy of the Certificate of Amendment to Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Effective July 24, 2020, the Board of Directors of the Company amended the Company’s Bylaws (1) to implement a majority voting standard for uncontested director elections, (2) to declassify the Board of Directors, and (3) to eliminate the provision requiring supermajority stockholder approval to amend the Bylaws. A copy of the First Amendment to Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held via webcast on July 23, 2020, at 10:00 a.m. Eastern Time. Stockholders were able to participate in the Annual Meeting and vote via live webcast. Stockholders considered five proposals at the meeting, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on June 11, 2020. The final voting results are reported below.

Proposal One: Election of four directors, including D. Scott Barbour, Michael B. Coleman, Tanya Fratto and Carl A. Nelson, Jr., to serve for a three-year term until the 2023 annual meeting of stockholders and election of one director, Anesa T. Chaibi, to serve for a one-year term until the 2021 annual meeting of stockholders.

The Company’s stockholders elected each of the five nominees for director, and the voting results are set forth below:

Name	For	Against	Abstentions	Broker Non-Votes
D. Scott Barbour	83,323,548	202,888	45,428	2,506,407
Anesa T. Chaibi	83,412,144	58,952	100,768	2,506,407
Michael B. Coleman	76,746,716	6,731,225	93,923	2,506,407
Tanya Fratto	77,078,640	6,420,711	72,513	2,506,407
Carl A. Nelson, Jr.	83,187,833	327,343	56,688	2,506,407

Proposal Two: Advisory vote to approve the compensation of the Company’s executive officers as disclosed in the Company’s Proxy Statement.

The Company’s stockholders gave advisory approval of the compensation of the Company’s executive officers as disclosed in the Proxy Statement, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
82,405,555	966,930	199,379	2,506,407

Proposal Three:. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

The Company’s stockholders ratified the selection of Deloitte & Touche LLP, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
85,242,314	795,789	40,168	–

Proposal Four: Approval of amendments to the Company’s Certificate of Incorporation to declassify the Board of Directors over a three-year period and provide that directors are elected on or after the 2021 annual meeting serve for one-year terms.

The Company’s stockholders approved amendments to the Company’s Certificate of Incorporation to declassify the Board of Directors over a three-year period, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
83,460,229	88,913	22,722	2,506,407

Proposal Five: Approval of amendments to the Company’s Certificate of Incorporation to eliminate provisions requiring supermajority stockholder approval to amend certain provisions of the Certificate of Incorporation and to amend the Company’s Bylaws.

The Company’s stockholders approved amendments to the Company’s Certificate of Incorporation to eliminate provisions requiring supermajority approval to amend certain provisions of the Certificate of Incorporation and to amend the Bylaws, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
83,436,755	91,066	44,043	2,506,407

Item 7.01	Regulation FD Disclosure.

On July 24, 2020, the Company issued a press release regarding the election of Anesa Chaibi as a director. A copy of the Company’s press release is being furnished as Exhibit 99.1 and hereby incorporated by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being furnished as part of this report:

3.1Certificate of Amendment to Certificate of Incorporation

3.2First Amendment to Bylaws

99.1 Press release, dated July 24, 2020, issued by Advanced Drainage Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: July 24, 2020	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO & Secretary

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